                                                                  EXHIBIT 10(GG)

                                 BUILD TO SUIT
                          INDUSTRIAL LEASE AGREEMENT

                                    BETWEEN

                  INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC.

                                  AS LANDLORD

                                      AND

                               TCI CENTRAL, INC.

                                   AS TENANT

                            DATED NOVEMBER 1, 1995

                                  LEASE INDEX
                                  -----------



Section         Subject
-------         -------

      1     Basic Lease Provisions
      2     Demised Premises
      3     Term
      4     Base Rent
      5     Security Deposit
      6     Additional Rent
      7     Use of Demised Premises
      8     Insurance
      9     Utilities
     10     Taxes and Other Impositions
     11     Maintenance and Repairs
     12     Tenants' Personal Property; Indemnity
     13     Tenant's Fixtures
     14     Signs
     15     Landlord's Lien
     16     Governmental Regulations
     17     Environmental Matters
     18     Plans and Specifications for Construction of Demised Premises
     19     Tenant Alterations and Additions
     20     Services by Landlord
     21     Fire and Other Casualty
     22     Condemnation
     23     Tenant's Default
     24     Landlord's Right of Entry
     25     Mortgagee's Rights
     26     Estoppel Certificate
     27     Landlord Liability
     28     Notices and Payments
     29     Brokers
     30     Assignment and Subleasing
     31     Termination or Expiration
     32     Late Payments
     33     Rules and Regulations
     34     Dispute Resolution Procedure
     35     Miscellaneous

      Exhibit "A"    Legal Description
      Exhibit "A-1"  Site Plan
      Exhibit "A-2"  Floor Plan
      Exhibit "A-3"  Elevation Plan
      Exhibit "A-4"  Preliminary Construction Specifications
      Exhibit "B"    Permitted Encumbrances
      Exhibit "C"    Rules and Regulations
      Exhibit "D"    Protective Covenants

                                 BUILD TO SUIT
                                 -------------
                          INDUSTRIAL LEASE AGREEMENT
                          --------------------------


     THIS LEASE AGREEMENT (this "Lease") is made this 1st day of November, 1995, by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation ("Landlord"), and TCI CENTRAL, INC., a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                             W I T N E S S E T H:

     1.    Basic Lease Provisions. The following constitute the "Basic Lease
           ----------------------
Provisions" of this Lease:

                 (a)   Demised Premises:   Exhibit "A" attached hereto
                                           -----------

                 (b)   Building Square Footage:   40,000

                 (c)   Annual Base Rent:

                       Lease Years  1-5     $422,800.00 per year

                       Lease Years  6-10    $446,800.00 per year

                       Lease Years  11-15   $474,800.00 per year

                 (d)   Monthly Base Rent Installments:

                       Lease Years  1-5     $ 35,233.33per month

                       Lease Years  6-10    $ 37,233.33per month

                       Lease Years 11-15    $ 39,566.67. per month

                 (e)   Lease Commencement Date:  April 1, 1996

                 (f)   Base Rent Commencement Date:  April 1, 1996

                 (g)   Primary Term:  15 years

                 (h)   Security Deposit:  None

                 (i)   Date Tenant Must Approve Plans and Specifications For
                 Improvements:  September 15, 1995

                 (j) Permitted Use: office, warehouse, storage, film studio, customer service facility and a cable television electronic control center for the reception, transmission, processing and retransmission of video programming and other uses reasonably related or incidental thereto.

                 (k)   Addresses for notice:

                 Landlord:         Industrial Developments
                                   International, Inc.
                                   Atlanta Financial Center
                                   3343 Peachtree Road, Suite 1050
                                   Atlanta, Georgia  30326
                                   Attn:  Chief Operating Officer

                 With a copy to:   Industrial Developments
                                   International, Inc.
                                   5420 LBJ Freeway
                                   Suite 1275
                                   Dallas, Texas  75240

                 Tenant:           TCI Cablevision of Dallas, Inc.
                                   1565 Chenault
                                   Dallas, Texas  75228
                                   Attn:  Wendy Donahue

                 With a copy to:   TCI Central, Inc.
                                   4700 S. Syracuse Street
                                   Suite 1100
                                   Denver, Colorado 80237-2722
                                   Attn:  Division Counsel

                 (l)   Address for rental payments:

                                   Industrial Developments International, Inc.
                                   P.O. Box 930199
                                   Atlanta, Georgia  31193

                 (m) Broker(s):    R.A. Mohr & Associates, Inc.
                                   and
                                   The Ed Waters Company

     2.    Demised  Premises.  For and in consideration of the rent hereinafter
           -----------------
reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord, that certain parcel of real property (the "Land") containing approximately 4.86 acres, which Land is situated in Farmers Branch, Texas, within Valwood Park (the "Project") and is more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof, together
-----------
with and including all buildings, structures, driveways, parking lots, walkways, landscaping and other appurtenances thereto and all other improvements, with the consent of Tenant, at anytime during the term of this Lease erected, or situated thereon including specifically, but, without limitation, a building (the "Building") to be constructed containing approximately 40,000 square feet of office and warehouse space of which approximately 10,000 square feet shall be office space and to be located on the Land as shown on Exhibit "A-1" attached
                                                       -------------
hereto, and all other improvements including all driveways, parking lots, walkways, landscaping and other appurtenances thereto (collectively, the "Demised Premises") subject only to the matters on Exhibit "B" attached hereto
                                                   -----------
(herein referred to as "Permitted Encumbrances"), all upon the terms and conditions hereinafter set forth. The Demised Premises including the Building shall be developed and constructed by Landlord substantially in accordance with the Preliminary Drawings prepared by Hardy McCullah/MLM Architects, Inc., attached hereto as Exhibit "A-1" (herein, the "Site Plan"); Exhibit "A-2"
                   -------------                            -------------
(herein, the "Floor Plan") and Exhibit "A-3" (herein, the "Elevation Plan"), and
                               -------------
the construction specifications attached hereto as Exhibit "A-4" (herein
                                                   -------------
"Preliminary Construction Specifications"), (the plans and specifications as shown on Exhibits "A-l" through "A-4" are herein, collectively the "Preliminary Plans") and in accordance with the terms of Section 18 hereof. Except to the extent required to cause compliance with the provisions of applicable law, the Building and improvements comprising the Demised Premises shall be located substantially as shown on the Site Plan.

     3.    Term.
           ----

           (a)   To have and to hold the Demised Premises for

                 (i) a preliminary term (the "Preliminary Term") which shall commence on the date of execution of this Lease by Landlord and Tenant and shall expire on the Lease Commencement Date, as defined herein; and

                 (ii) a primary term (the "Primary Term") which shall commence on the Lease Commencement Date and shall expire one hundred eighty (180) calendar months thereafter (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the "Term"). The Term of this Lease shall end on the final day thereof without the requirement of notice from either party to the other.

           (b) For purposes of this Lease, the term "Lease Commencement Date" shall mean the later to occur of Substantial Completion, as defined herein, and April 1, 1996.

           (c) For purposes of this Lease, the term "Substantial Completion" or any grammatical variation thereof shall mean sufficient completion of construction of the Demised Premises in accordance with the Plans (as defined in Section 18), so that Tenant can lawfully occupy the Demised Premises, as evidenced by the delivery by Landlord to Tenant of (i) a Certificate of Occupancy or its equivalent (or Temporary Certificate of Occupancy or its equivalent) for the Building issued by the appropriate governmental authority if so required by applicable law, and (ii) a Certificate of Substantial Completion on standard AIA Form G-704 certified by the project architect, Hardy McCullah/MLM Architects, Inc. (the "Architect"). In the event completion to such extent is delayed because of Tenant Delay, as defined herein, then Substantial Completion shall be deemed to mean the date when the Demised Premises would have been completed to such extent but for such Tenant Delay, as determined by the Architect. In the event Tenant shall dispute the determination of such date by the Architect, the parties shall utilize the Dispute Resolution Procedure as defined in Section 34, with Qualified Architects serving as Officials. For purposes of this Lease, the Architect shall be deemed a "Qualified Architect" for Landlord and __________________ shall be deemed a "Qualified Architect" for Tenant.

           (d) The Lease Commencement Date and the expiration date of the Term, when determined as herein provided, shall be evidenced by a supplemental agreement to be executed upon the request of either party to the other party hereto.

     4.    Base Rent.  Tenant shall pay to Landlord at the address set forth in
           ---------
Section 1(l) as base rent for the Demised Premises, commencing on the Lease Commencement Date (herein, the "Base Rent Commencement Date") and continuing throughout the Term in lawful money of the United States the annual amount set forth in Section 1(c) payable in equal monthly installments as set forth in
Section 1(d) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the period such Base Rent Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on the Base Rent Commencement Date. Notwithstanding anything to the contrary contained herein, Tenant agrees to pay the first Monthly Base Rent Installment thirty (30) days after construction of the Demised Premises begins.

     5.    [Intentionally Omitted]

     6.    Additional Rent. Any amounts required to be paid by Tenant under this
           ---------------
Lease (in addition to Base Rent) hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease, including, without limitation, any expenses incurred for taxes, insurance, maintenance, repairs, replacements and utilities which are the obligation of Tenant hereunder, shall be considered additional rent (herein, "Additional Rent") payable in the same manner and upon the same terms and conditions as Base Rent reserved hereunder except as expressly set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when due shall entitle Landlord to the remedies available to it for non-payment of Base Rent, including, without limitation, late charges and interest thereon at the Interest Rate (as herein defined) pursuant to Section 32 hereof. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Base Rent Commencement Date regardless of the Rent Commencement Date.

     7.    Use of Demised Premises.
           -----------------------

           (a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(j) and for no other purpose.

           (b) Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

           (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for any tenant of Landlord occupying an adjoining building, its customers, agents, licensees or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

           (d) Tenant shall not in any way violate any law, ordinance or any restrictive covenant affecting the Demised Premises as shown by and included in the Permitted Encumbrances, including specifically, but without limitation, the Protective Covenants (as defined in Section 33), and shall not in any manner use the Demised Premises so as to cause cancellation of, or prevent the use of the fire and extended coverage insurance policy required hereunder.

     8.    Insurance.
           ---------

           (a) Tenant covenants and agrees that from and after the date of delivery of the Demised Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                 (i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than One Million Dollars ($1,000,000.00) and to have general aggregate limits of not less than Ten Million Dollars ($10,000,000.00) for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

                 (ii)  (A)   insurance on the "All-Risk" or equivalent form on a
Replacement Cost Basis against loss or damage to the Building and all other improvements now or hereafter located on the Land (including, without in any manner limiting the generality of the foregoing, flood insurance if the Demised Premises are located in a flood hazard area), having a deductible not greater than Fifty Thousand Dollars ($50,000.00); and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, but in any event in amounts not less than 100% of the actual replacement value of such Building and improvements. Landlord shall have the right to require from Tenant, not more often than once every twelve (12) months, reasonable evidence of the value of the Building.

                       (B) insurance on the "All-Risk" or equivalent form against abatement or loss of rental by reason of the occurrences covered by the insurance described in clause (A) above and by reason of any service interruptions in an amount equal to Base Rent and all Additional Rent for at least twelve (12) months following the occurrence of such casualty;

                       (C) boiler and machinery insurance covering losses to or from any steam boilers, pressure vessels or similar apparatus requiring inspection under applicable state or municipal laws or regulations which are located at the Demised Premises or on any other building systems for which such coverage is available, in amounts determined by Tenant to be appropriate or for such higher amounts as may at any time be reasonably required by Landlord and having a deductible of not more than Fifty Thousand Dollars ($50,000.00); coverage shall be on a broad form comprehensive basis including loss of income with a limit of at least an amount which is reasonably acceptable to Landlord; and

                       (D) workmen's compensation insurance to the extent required by the laws of the state in which the Demised Premises are located to the extent necessary to protect Landlord, Mortgagee and the Demised Premises against workmen's compensation claims.

           (b) All policies of the insurance provided for in Section 8(a) shall be issued in form acceptable to Landlord by insurance companies with a rating of not less than "A+," and financial size of not less than Class XII, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located. Tenant shall have the right to increase the deductible amounts under the policies of insurance required by Sections 8(a)(ii)(A) and (C) above, subject to the approval of Landlord, such approval not to be unreasonably withheld; provided, however, that
                                                         --------  -------
Landlord shall be entitled to withhold such approval unless Tenant is able to demonstrate that the requested increase in any such deductible is commercially reasonable for improvements comparable to the Building. Each and every such policy:

                 (i) shall name Landlord as well as Landlord's Mortgagee, as defined in Section 24, and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii) shall also name Landlord as "loss payee";

                 (ii) shall be delivered to Landlord prior to delivery of possession of the Demised Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                 (iii) shall contain a provision that the insurer waives any right of subrogation against Landlord on account of any loss or damage occasioned to Landlord, its property, the Demised Premises or its contents arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder;

                 (iv) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                 (v) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

           (c) Any insurance provided for in Section 8(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds; provided, however, that:
                       --------  -------

                 (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

                 (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

                 (iii) any such policy or policies shall specify therein the amount of the total insurance allocated to the Tenant's improvements and property; and

                 (iv) the requirements set forth in this Section 8 are otherwise satisfied.

           (d) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

           (e) Each party may, at any time, but not more than one (1) time in any twelve (12) month period, require a review of the insurance coverage and limits of liability set forth in Section 8 to determine whether the coverage and the limits are reasonable and adequate in the then existing circumstances. The review shall be undertaken on a date and at a time set forth in a party's notice requesting a review and shall be conducted at the Demised Premises. If the parties are, after a review, unable to agree on either the coverage or the limits, then the parties shall employ the Dispute Resolution Procedure (as defined in Section 34) with insurance advisors having at least ten (10) years experience in insurance for commercial and industrial properties serving as Officials. In rendering the decision the Officials shall consider the requirements of Section 8, the cost of the insurance to be obtained, inflation, changes in condition, and the insurance then being carried by similar industrial use developments in the area of the Project.

     9.    Utilities.  Commencing on the Lease Commencement Date and continuing
           ---------
through the remainder of the Term, Tenant shall be responsible for maintaining the portion of the utility lines located between the Land boundary line and the Building and shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof to the extent charged by the applicable utility companies. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant's next due payment, as Additional Rent.

     10.   Taxes and Other Impositions.
           ---------------------------

           (a) Commencing on the Lease Commencement Date and continuing through the remainder of the Term, Tenant shall be solely obligated for the costs of all real estate taxes and other impositions for the Demised Premises, including the Building and the Land, and Tenant agrees to pay all installments of such imposition which accrue during the Term. This provision shall expressly survive the expiration or termination of this Lease in order to settle up Tenant's pro rata share of such taxes for the final Lease Year of the Term.

           (b) Real estate taxes and other impositions shall mean all ad valorem taxes, water and sanitary taxes, assessments, liens, licenses and permit fees or any other taxes imposed, assessed or levied against the Land and the Demised Premises, and all other charges, impositions or burdens of whatever kind and nature, whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the Term may be created, assessed, confirmed, adjudged, imposed or charged upon or with respect to the Demised Premises, the Land, or any improvements made thereto, or on any part of the foregoing or any appurtenances thereto, or directly upon this Lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Demised Premises, or upon this transaction or any documents to which Tenant is a party or successor-in-interest, or against Landlord because of Landlord's estate or interest herein, by any governmental authority, or under any law, including among others, all rental, sales, use, inventory or other similar taxes and any special tax bills and general, special or other assessments and liens or charges made on local or general improvements or any governmental or public power or authority whatsoever.

           (c) Notwithstanding the foregoing, if any imposition shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time which commences before the Lease Commencement Date or ends after the expiration date of the Term (other than an expiration date of the Term by reason of breach of any of the terms hereof by Tenant), then Tenant shall only be required to pay that portion of such imposition which is equal to the proportion of said period which falls within the Term. If Tenant is permitted to pay (by the assessing and collecting authorities) and elects to pay any imposition in installments, Tenant shall nevertheless pay any and all installments thereof which are due prior to the expiration of the Term or sooner termination of the Term. Nothing contained in this Lease shall require Tenant to pay any income or excess profits or taxes assessed against Landlord, or any corporation, capital stock and franchise taxes imposed upon Landlord. Landlord agrees to deliver to Tenant copies of all such notices of real estate taxes and impositions which Landlord receives.

           (d) Tenant agrees to pay Landlord such real estate taxes and impositions within thirty (30) days after receipt of written notice from Landlord.

           (e) Tenant shall furnish Landlord, not later than thirty (30) days after the last day upon which they may be paid without any fine, penalty, interest or additional cost, but in any event, by the due date thereof, evidence of the payment of all real estate taxes and impositions.

     11.   Maintenance and Repairs.
           -----------------------

           (a) From and after the Lease Commencement Date and throughout the Term, Tenant shall, at its own cost and expense, maintain the Demised Premises, exterior and interior, in good condition and repair, including, without limitation, repair and maintenance of the interior of the Building, including but not limited to the electrical systems, heating, air conditioning and ventilation systems, plate glass, windows and doors, sprinkler and plumbing systems. Tenant shall maintain in full force and effect a service contract for the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant's obligations to repair and maintain the Demised Premises shall also include, without limitation, repair, maintenance and replacement of all plumbing and sewage facilities within and about the Demised Premises (including, specifically, but without limitation, the portion of water and sewer lines between the boundary of the Land and Building), fixtures, interior walls, floors, ceilings, windows, doors, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of every kind and nature located in, upon or about the Demised Premises including, without limitation, exterior lighting and fencing, and any sidewalks, parking areas and access ways (including, without limitation, curbs and striping) upon the Demised Premises and the landscaping and grounds surrounding the Building. All glass, both interior and exterior, is at the sole risk of Tenant; and any broken glass shall be promptly replaced at Tenant's expense by glass of like kind, size and quality.

Unless the same is caused solely by the negligent action or inaction of Landlord, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

           (b) Landlord shall, at its own cost and expense, maintain in good condition and repair the exterior walls, roof, foundation and structural frame of the Building. Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant, its employees or agents, the cost of which shall be the responsibility of Tenant.

     12.   Tenant's Personal Property; Indemnity.  All of Tenant's personal
           -------------------------------------
property in the Demised Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto occasioned by any acts or negligence of any third persons, or any act of God, except to the extent caused by the acts or negligence of Landlord, its agents, employees and contractors. As to personal injury or property damage (including personal property of Tenant), Landlord shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises. Tenant expressly agrees to indemnify, defend and hold Landlord, its officers, directors, partners, affiliates, employees and authorized agents harmless for any liabilities, claims or damages (including reasonable attorney's fees, costs and expenses) in all such cases, except to the extent any such liabilities, claims or damages arise out of acts or omissions of Landlord or Landlord's officers, directors, partners, affiliates, employees or authorized agents constituting negligence, willful misconduct or breach of this Lease. Except to the extent covered by insurance carried by Tenant or required to be carried by Tenant hereunder, Landlord shall indemnify, defend and hold Tenant, its officers, directors, partners, affiliates, employees and authorized agents harmless from any liabilities, claims or damages (including reasonable attorney's fees, costs and expenses) against Tenant brought by a third party arising out of such acts or omissions of Landlord or Landlord's officers, directors, partners, affiliates, employees or authorized agents. The provisions of this Section 12 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

     13.   Tenant's Fixtures.  Tenant shall have the right to install in the
           -----------------
Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination of this Lease, provided Tenant is not then in default under the terms of this Lease and any applicable grace period has not expired with the default having not been cured; provided,
                                                               --------
however, that Tenant shall repair and restore any damage or injury to the
-------
Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

     14.   Signs.  No sign, advertisement or notice shall be inscribed, painted,
           -----
affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed and which conform to all applicable laws and/or ordinances and the Protective Covenants. Any and all permitted signs shall be installed, maintained and removed by Tenant, at Tenant's sole expense.

     15.   Landlord's Lien.  Notwithstanding any other provision hereof to the
           ---------------
contrary, Landlord shall have at all times a valid first lien upon all of the personal property and trade fixtures of Tenant situated in and upon the Demised Premises to secure the obligations of Tenant for all Base Rent, Additional Rent and other sums to become due hereunder and the performance by Tenant of each and all of Tenant's other covenants and obligations hereunder. Said personal property and trade fixtures shall not be removed from the Demised Premises without the consent of the Landlord until Tenant shall have paid all Base Rent, Additional Rent and other sums to become due hereunder and shall have fully discharged all of the covenants and obligations hereunder to be performed by Tenant. The lien herein granted may be foreclosed in the manner and form provided by law for the foreclosure of chattel mortgages or in any other manner provided or permitted by law.

     16.   Governmental Regulations.
           ------------------------

           (a) Tenant shall promptly comply throughout the Term of this Lease, at Tenant's sole cost and expense, with all present and future laws, ordinances and regulations of all applicable governing authorities relating to all or any part of the Demised Premises, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Demised Premises or to the sidewalks, parking areas, curbs and access ways adjoining the Demised Premises. In the event that such law, ordinance or regulation requires a renovation, improvement or replacement to the Demised Premises, then Tenant shall be required to make such renovation, improvement or replacement at Tenant's sole cost and expense. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises.

           (b) Subject to the last sentence hereof, Landlord, at its sole cost and expense, shall be responsible for causing the Building to comply with Title III of the Americans With Disabilities Act of 1990 (the "ADA"), or the regulations promulgated thereunder as said Title III pertains to the general public, as of the Lease Commencement Date. During the Term, Tenant hereby agrees that it shall be responsible, at its sole cost and expense, for (i) causing the Building and the Demised Premises to comply with Title III of the ADA as a result of any special requirements of the ADA relating to accommodations for individual employees of Tenant and (ii) complying with all obligations of Tenant under Title I of the ADA.


     17.   Environmental Matters.
           ---------------------

           (a)   For purposes of this Lease:

                 (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                 (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

                 (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

           (b) Landlord represents that, except as set forth in environmental reports delivered by Landlord to Tenant (i) Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises and
(ii) to Landlord's actual knowledge, no Hazardous Substances are present on or under the Land as of the date of this Lease.

           (c) Tenant represents that all its activities on the Demised Premises or the Project during the course of this Lease will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws affecting in any way the Demised Premises. Tenant warrants that it will obtain all such permits, licenses or approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

           (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept, stored or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent may be granted or withheld in the absolute discretion of Landlord; provided, however, that the consent of Landlord shall not be required for the
--------  -------
use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant, at the Demised Premises, in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises.

           (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or its agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

           (f)   Regardless of any consents granted by Landlord pursuant to
Section 17(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; (ii) discharge Hazardous Substances into the storm sewer system serving the Project; or (iii) install any underground storage tank or underground piping on or under the Demised Premises.

           (g) Tenant shall and hereby does indemnify Landlord and hold and defend Landlord harmless from and against any and all reasonable and actual expense, loss, and liability suffered by Landlord (with the exception of those expenses, losses, and liabilities arising from Landlord's own negligence or willful act), by reason of Tenant's storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant's breach of any of the provisions of this Section 17. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant's failure to comply therewith; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises as a result of a failure by Tenant to comply with this
Section 17 or Environmental Laws; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances which are present at the Demised Premises as a result of a failure by Tenant to comply with this Section 17 or

Environmental Laws; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant's failure to comply with Environmental Laws; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease.

           (h) Landlord shall have the right, but not the obligation, to enter the Demised Premises at reasonable times throughout the Term, after prior written notice to Tenant, to audit and inspect the Demised Premises for Tenant's compliance with this Section 17.

     18.   Plans and Specifications for Construction of Demised Premises.
           -------------------------------------------------------------

           (a) Within thirty (30) days after the date hereof, Landlord shall prepare, at Landlord's sole cost and expense, and submit to Tenant a set of plans and specifications (collectively, the "Plans and Specifications") based upon the Preliminary Plans, covering all work to be performed by Landlord in constructing the Building and other improvements which shall be a part of the Demised Premises. Tenant shall have ten (10) days after receipt of the Plans and Specifications in which to review and approve the Plans and Specifications. In the event Tenant shall fail to review the Plans and Specifications within such time period, Tenant shall be deemed to have approved such Plans and Specifications. Any subsequent changes to the Plans and Specifications requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval (herein referred to as a "Change Order"). Tenant may by Change Order replace the materials called for in the Plans and Specifications with comparable materials, or with materials of a higher grade, but Tenant shall have no right to change the materials to materials which, in Landlord's sole opinion, are of an inferior grade or quality to those called for in the Plans and Specifications. The aggregate cost of all such Change Orders (the "Change Order Cost") in excess of the costs reflected in the Plans and Specifications shall be paid in cash by Tenant to Landlord upon Landlord's submission to Tenant of written request for payment of such additional cost ("Landlord's Notice") and not later than the Lease Commencement Date; provided, however, that Tenant shall have the option, which option shall be exercised by written notice to Landlord ("Tenant's Notice") within five (5) days following the receipt of the Landlord's Notice, either (i) to deliver to Landlord the Change Order Cost within ten (10) days following receipt of Landlord's Notice or (ii) to amortize the Change Order Cost over the initial Term at an annual rate of twelve percent (12%), which amortization payments shall commence on the Base Rent Commencement Date; provided, however, that Tenant shall be permitted to amortize only a maximum amount of $50,000 and any amount in excess of the $50,000 shall be paid to Landlord as set forth in subsection (i) above. In the event that Tenant fails to deliver Tenant's Notice within five (5) days following receipt of Landlord's Notice, Tenant shall be deemed to have elected the option set forth in (i) above. In the event that Tenant elects the option set forth in (i) above, failure by Tenant to make such payment to Landlord shall be a default hereunder. The cost to Tenant for Change Orders shall be Landlord's cost plus ten percent (10%) of such amount as Landlord's overhead.

           (b) Landlord shall, at its sole cost and expense construct the Building and other improvements pursuant to the Plans and Specifications, and in accordance with the terms and conditions of this Lease ("Landlord's Work"). Landlord shall make no changes to the Plans and Specifications without Tenant's written consent, with the exception of immaterial details which will not affect Tenant's use and occupancy of the Building and other improvements. Landlord shall have the final Plans and Specifications sealed by the Architect, obtain all required building permits, certificates and licenses and thereafter, in accordance with all applicable law and insurance requirements, perform Landlord's Work in a diligent and good workmanlike manner, subject to Ordinary Delay and Tenant Delay (as those terms are defined below).

           (c) Landlord shall use reasonable speed and diligence to achieve Substantial Completion, at Landlord's sole cost and expense, on or before April 1, 1996, provided that Landlord shall not be liable to Tenant in any way for achieving Substantial Completion after such target date.

           (d) No later than the date which is sixty (60) days prior to the estimated date of Substantial Completion, Landlord shall give Tenant written notice that Landlord estimates Substantial Completion will occur sixty (60) days thereafter. Twenty (20) days after receipt of such notice, Tenant may commence construction and installation of Tenant's improvements and fixtures within the Demised Premises (herein referred to as "Tenant's Work"). Landlord and Tenant shall cause their respective workmen to work in cooperation with each other.

           (e) The Substantial Completion target date of April 1, l996 shall be extended for one (1) day for each day that Substantial Completion is delayed:

           (i) as a result of the failure by Tenant to timely approve or disapprove the Plans and Specifications, or as a result of Change Orders or other changes requested by Tenant in the Plans and Specifications after the Tenant's approval thereof (collectively referred to herein as "Tenant Delay"); or

           (ii) due to strikes or other labor troubles not specific to the Demised Premises, governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or acts or omissions of Tenant, or delays by utility companies in bringing utility lines to the Demised Premises all beyond the reasonable control of Landlord (collectively referred to herein as "Ordinary Delay"). The inability or refusal of Landlord to make any monetary payment shall not constitute or result in an Ordinary Delay.

           (f) On or prior to the date of Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and, within thirty (30) days thereafter, generate a punchlist of defective or uncompleted items relating to the completion of construction of the improvements within the Demised Premises, which punchlist shall indicate the estimation by the parties of the cost of each item. Landlord shall, within a reasonable time after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

           (g) Upon the Lease Commencement Date, Tenant shall execute and deliver to Landlord a letter confirming the Lease Commencement Date and expiration date of this Lease.

           (h) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the completion of Landlord's Work will be of good quality and new, that during the one (1) year period following the date of Substantial Completion of Landlord's Work, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the Plans and Specifications (the foregoing referred to herein as "Landlord's Warranty"). This warranty shall exclude damages or defects caused by abuse by Tenant, its employees, invitees, licensees, contractors and agents, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

     19.   Tenant Alterations and Additions.
           --------------------------------

           (a) Except as to any nonstructural alterations, improvements, or additions to the Demised Premises (collectively a "Tenant Change"), which Tenant Changes individually cost less than $5,000.00 and in the aggregate over the Term total less than $25,000.00, Tenant shall not make or permit to be made any other Tenant Change without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not unreasonably to withhold) and Mortgagee's prior written consent (if such consent is required). With respect to any such Tenant Change requiring Landlord's prior written consent, Tenant shall furnish Landlord with a full set of plans and specifications for any such Tenant Change prior to the commencement thereof together with an original builder's risk policy of insurance in form and amount of coverage reasonably acceptable to Landlord, showing Tenant as named insured, and Landlord and Mortgagee (if applicable) as loss payees. If Landlord, at the time of giving its approval to any Tenant Change, notifies Tenant that approval is conditioned upon restoration, then upon written request of Landlord, Tenant shall, at its sole cost and expense and upon the termination of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant Change.

           (b) All Tenant Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials and, upon completion of any Tenant Change, Tenant shall furnish to Landlord "as-built" drawings showing the location and type thereof. No Tenant Change shall impair the structural strength of the Building or reduce its value, Tenant shall take or cause to be taken all steps that are required or permitted by law in order to avoid the imposition of any materialmen's or mechanics' liens upon the Building or the Demised Premises, and Tenant shall pay the full cost of any Tenant Change and Tenant shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Except as otherwise provided herein and in Section 12 hereof, all Tenant Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the Term. With respect to any Tenant Change, whether or not requiring Landlord's prior consent, Landlord shall have no duty or obligation to make any replacement or repair thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary or as required to comply with any law.

     20.   Services by Landlord.  From and after the Lease Commencement Date,
           --------------------
Landlord shall be responsible for providing no services to the Demised Premises whatsoever, except for the services for which Landlord is specifically obligated pursuant to Section 18 (f) and (h).

     21.   Fire and Other Casualty.
           -----------------------

           (a) If the Building or other improvements on the Land shall be damaged or destroyed by fire or other casualty, Tenant, at Tenant's sole cost and expense, shall promptly and diligently proceed to adjust the loss with the insurance companies (subject to the approval of the Mortgagee (if applicable) and of Landlord) and arrange for the disbursement of insurance proceeds, and repair, rebuild or replace such Building and other improvements, so as to restore the Demised Premises to the condition in which they were immediately prior to such damage or destruction. The net proceeds of any insurance recovered by reason of such damage or destruction in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess being referred to herein as the "Net Insurance Proceeds") shall be held by the Mortgagee (provided that such Mortgagee is a bank, savings association, insurance company or other similar institutional lender; herein called "Institutional Lender"), or, if no Institutional Lender then holds a mortgage lien, or deed of trust on the Demised Premises, by any national or state chartered bank which is reasonably acceptable to Landlord and Tenant; and the Net Insurance Proceeds shall be released for the purpose of paying the fair and reasonable cost of restoring such Building and other improvements. Such Net Insurance Proceeds shall be released to Tenant, or to Tenant's contractors, from time to time as the work progresses, pursuant to such requirements and limitations as may be reasonably acceptable to Landlord and Mortgagee (if the Mortgagee so requires), including, without limitation, lien waivers from each of the contractors, subcontractors, materialmen and suppliers performing the work. If the Net Insurance Proceeds (less any applicable deductible) are insufficient to restore the Demised Premises, Tenant shall be obligated to pay such deficiency and the amount of any such deductible. Notwithstanding the foregoing, if the Net Insurance Proceeds are less than Twenty-Five Thousand Dollars ($25,000.00), and if the Mortgagee agrees in writing, such Net Insurance Proceeds may be held by Tenant and used by Tenant to pay the fair and reasonable cost of restoring such Demised Premises and other improvements. If the Net Insurance Proceeds exceed the full cost of the repair, rebuilding or replacement of the damaged Building or other improvements, if the Mortgagee does not retain such excess proceeds and apply the same on account of the debt owed to it, then the amount of such excess Net Insurance Proceeds shall be paid to Tenant upon the completion of such repair, rebuilding or replacement. Landlord agrees not unreasonably to withhold or delay any approvals required to be obtained by Tenant from Landlord pursuant to the provisions of this Section 21(a).

          (b) Whenever Tenant shall be required to carry out any work or repair and restoration pursuant to this Section 21, Tenant, prior to the commencement of such work, shall deliver to Landlord for Landlord's prior approval (which shall not be unreasonably withheld or delayed) a full set of the plans and specifications therefor, together with a copy of all approvals and permits which shall be required from any governmental authority having jurisdiction. After completion of any major repair or restoration, Tenant shall, as soon as reasonably possible, obtain and deliver to Landlord a Certificate of Substantial Completion from the inspecting architect and a permanent Certificate of Occupancy (or amended Certificate of Occupancy), if required by applicable laws, issued by the appropriate authority with respect to the use of the Demised Premises, as thus repaired and restored. Any such work or repair and restoration, in all cases, shall be carried out by Tenant in a good and workmanlike manner with materials at least equal in quality to the original materials used therefor prior to the damage or destruction. If, after a default by Tenant, Landlord shall carry out any such work or repair and restoration pursuant to the provisions of this Section 21, then Landlord shall be entitled to withdraw monies held for application to the costs of such work from time to time as such costs are incurred.

     22.  Condemnation.
          ------------

          (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor and the date on which Tenant is deprived of possession of all of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

          (b) In the event of a taking of "Substantially All of the Demised Premises" (as herein defined), Tenant may, at its option, upon thirty (30) days' written notice to Landlord, which shall be given no later than sixty (60) days following the taking, have the right to terminate this Lease. All Base Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of taking, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such condemnation. For purposes of this provision, "Substantially All of the Demised Premises" shall mean (i) so much of the Demised Premises as, when taken, leaves the untaken portion unsuitable, in the reasonable opinion of Tenant and Landlord, for the continued feasible and economic operation of the Demised Premises by Tenant for the same purposes as immediately prior to such taking or as contemplated herein, (ii) so many of the parking spaces on the Land as reduces the parking ratio below that which is required by the zoning ordinance applicable to the Project, and Landlord's failure to provide substantially similar alternative parking reasonably acceptable to Tenant within sixty (60) days after such taking, or (iii) so much of the Demised Premises that access to the Demised Premises is materially impeded, as reasonably determined by Landlord and Tenant.

          (c) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 22(b) above, Tenant shall restore, using all reasonable speed and diligence, the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking and Landlord, to the extent of the award it receives in excess of the costs of collecting the award and value of the Land taken (herein, the "Net Condemnation Proceeds"), shall release the Net Condemnation Proceeds to Tenant for that purpose and Tenant shall have the right to participate in any proceeding relating to the awarding of restoration damages. There shall be an equitable abatement of the Base Rent and Additional Rent according to the value of the Demised Premises before and after the taking. Determination of such value of the Demised Premises after a partial taking shall be mutually agreed to by the parties within sixty (60) days from the date of the taking and if the parties can not so agree, then such value shall be determined in accordance with the Dispute Resolution Procedure (as defined in Section 34), with real estate appraisers having at lease ten (10) years experience appraising commercial real estate, including build-to-suit leases, serving as Officials. Pending such determination, Tenant shall continue to pay the Base Rent and Additional Rent as herein originally specified, and upon such determination, if Tenant is entitled to a refund because of an overpayment of Base Rent or Additional Rent, Landlord shall make the same promptly, or in lieu thereof credit the amount thereof to future installments of Base Rent or Additional Rent as they become due.

          (d) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 22, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of the unamortized tenant improvements (installed in accordance with Section 19 at Tenant's expense), Tenant's moveable trade fixtures, machinery and moving expenses, provided that, in any case, the making of such claim shall not and does not adversely affect or diminish Landlord's award.

     23.  Tenant's Default.
          ----------------

          (a) The occurrence of any one or more of the following events shall constitute an event of default (herein referred to as an "Event of Default") of Tenant under this Lease:

              (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after receipt of written notice from Landlord of such failure;

              (ii) if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

               (iii) [Intentionally omitted];

               (iv) if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails either (A) to discharge, (B) bond such lien, or (C) post security with Landlord acceptable to Landlord, within thirty (30) days after receipt by Tenant of written notice thereof;

               (v) if Tenant violates the provisions of Section 30 of this Lease by attempting to make an unpermitted assignment or sublease;

               (vi) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure;

               (vii) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

               (viii) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

               (ix) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

               (x) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause a default under any mortgage or other Permitted Encumbrance.

          (b) Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 23):

               (i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term, and all rights of Tenant under this Lease and in and to the Demised Premises shall expire and terminate and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender Landlord shall have the right, without notice, to enter upon and take possession of the Demised Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; or

               (ii) Terminate this Lease as provided in Section 23(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the value of the excess, if any, of (1) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the expiration date had this Lease not been terminated, over (2) the aggregate reasonable rental value of the Demised Premises for the period commencing with the day following the date of such termination and ending with the expiration date had this Lease not been terminated, plus (3) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees, plus (4) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises, all of which excess sum shall be deemed immediately due and payable; provided, however, that such payments shall not be deemed a penalty but
         --------  -------
shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. The excess, if any, of subparagraph (ii)(1) over subparagraph (ii)(2) herein shall be discounted to present value at the "Treasury Yield" rate. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve

Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(2) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

               (iii) Without terminating this Lease, and with or without notice to Tenant, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Demised Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Demised Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. Landlord shall in no way be responsible or liable for any failure to rent the Demised Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Demised Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

               (iv) Without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Demised Premises and without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

               (v) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as Tenant is in default under this Lease; or

               (vi) Allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

               (vii) Foreclose any security interest in the property of Tenant which Landlord may have under the laws of the state where the Building is located or under this Lease, including the immediate taking of possession of all property on or in the Demised Premises; or

               (viii) Pursue such other remedies as are available at law or in equity.

          (c) If this Lease shall terminate as a result of or while there exists a default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

          (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

          (e) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

          (f) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

          (g) No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof the other party.

          (h) The rights granted to Landlord in this Section 23 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Base Rent, Additional Rent or damages accruing to Landlord by reason of any Event of Default. If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses.

     24.  Landlord's Right of Entry.  Tenant agrees to permit Landlord and the
          -------------------------
authorized representatives of Landlord and of the Mortgagee to enter upon the Demised Premises at all reasonable times for the purposes of inspecting them and making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make such repairs or perform any such work required of Tenant under this Lease; provided that, except in the case of an emergency, Landlord shall give the Tenant reasonable prior written notice not less than two (2) days in advance of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any such work, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided,
                                                                      --------
however, that Landlord shall use reasonable efforts not to annoy, disturb or
-------
otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant.

     25.  Mortgagee's Rights.
          ------------------

         (a)  For purposes of this Lease:

              (i) "Mortgagee" as used herein means the current holder of a Mortgage;

             (ii) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

         (b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Mortgagee to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

         (c) Tenant shall, in confirmation of the subordination set forth in
Section 25(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Mortgagee any and all instruments requested by either of them to evidence such subordination.

         (d) If requested by Mortgagee, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Mortgagee, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

         (e) If Mortgagee (or Mortgagee's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, or (ii) any provision of any amendment to the Lease to which Mortgagee has not consented, and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, (iii) the defaults of any prior landlord under this Lease, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

         (f) In the event there is a Mortgage at any time during the Term, Landlord shall use reasonable efforts to cause the Mortgagee to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 25.

    26.  Estoppel Certificate.  Tenant agrees, at any time, and from time to
         --------------------
time, within fifteen (15) days after Landlord's written request, to execute, acknowledge and deliver to Landlord, a statement in writing in recordable form to Landlord and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified) and (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best knowledge of the signer of such certificates, there exists any failure by Landlord to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure of which the signer may have knowledge,
(iv) (if such be the case) the Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, (v) and as to such additional matters as may be reasonably requested by Landlord, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any purchaser of title to the Demised Premises or by any Mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

    27.  Landlord Liability.  No owner of the Demised Premises, whether or not
         ------------------
named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises, except for obligations which may have theretofore accrued. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Demised Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Demised Premises.

    28.  Notices and Payments.  Any notice or payment required or permitted to
         --------------------
be given or served by either party to this Lease shall be deemed given when made in writing and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, to be mailed by registered mail, return receipt requested, or (iii) delivered by overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(k) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 28). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

    29.  Brokers.  Neither Landlord nor Tenant has engaged any brokers who would
         -------
be entitled to any commission or fee based on the execution of this Lease, other than as set forth in Section 1(l) (the "Broker") who shall be paid pursuant to separate agreement. Further, neither Landlord nor Tenant have had any conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises to Tenant. Landlord and Tenant hereby indemnify each other against and from any claims for any brokerage commissions (except those payable to the Broker, all of which are payable pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the expiration or termination of the Lease for any reason.

    30.  Assignment and Subleasing.
         -------------------------

         (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent shall not be unreasonably withheld. For purposes of this Section 30, Landlord shall be deemed to have reasonably withheld consent if Landlord determines (i) that the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Lease Date,
(ii) that the prospective assignee or subtenant has a poor business reputation
(iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No assignment, mortgaging, subletting or use or occupancy by others shall in any way be construed to relieve Tenant from any of its liability hereunder to pay Base Rent, Additional Rent and all other sums payable by Tenant hereunder or to perform its obligations hereunder (which shall in every instance continue as the liability and obligation of a principal and not a surety) or from thereafter obtaining the express consent of Landlord to any other or further assignment, mortgaging or subletting of this Lease.

         (b) Notwithstanding Section 30(a), provided that there is not an Event of Default under this Lease which remains uncured, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, (i) to sublet all or part of the Demised Premises to any related corporation or entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (ii) to assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property, provided that (x) such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have assets, capitalization, net worth and creditworthiness at least equal to the assets, capitalization, net worth and creditworthiness of Tenant as of the date of this Lease as determined by generally accepted accounting principles and (y) Tenant shall provide in its notice to Landlord the information required in Section 30(c) below. For the purpose hereof "control" shall mean ownership of not less than fifty percent (50%) of all the voting stock or legal and equitable interest in such corporation or entity.

         (c) If Tenant should desire to assign this Lease or sublet the Demised Premises (or any part thereof), Tenant shall give Landlord written notice no later than forty-five (45) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or subletting, and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.

         (d) Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 12 and 29 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or
(iii) to refuse, in Landlord's sole and absolute discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

         (e) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 30 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. Any assignment or sublease allowed hereunder or consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease if required by this Section 30. If Landlord takes possession of the Demised Premises before the expiration of the Term, Landlord shall have the right, at its option to take over any sublease of the Demised Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

         (f) Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Demised Premises and any and all of Landlord's rights under this Lease. In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under this Lease, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

    31.  Termination or Expiration.
         -------------------------

         (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

         (b) At the expiration or earlier termination of the Term, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the commencement of the Term, ordinary wear and tear only excepted.

         (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term or (ii) one hundred fifty percent (150%) of the then current fair market rental value of the Demised

Premises. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law.

    32.  Late Payments.  In the event any installment of rent, inclusive of Base
         -------------
Rent, or Additional Rent or other sums due hereunder, if any, is not paid (i) within five (5) days after Tenant's receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period, Tenant shall pay an administrative fee equal to five percent (5%) of such past due amount, plus interest on the amount past due at a rate equal to the lesser of (X) fifteen percent (15%) per annum or (Y) the maximum interest rate allowed under applicable law (the "Interest Rate") to defray the additional expenses incurred by Landlord in processing such payment.

    33.  Rules and Regulations.  Tenant agrees to abide by the Rules and
         ---------------------
Regulations set forth on Exhibit "C" attached hereto, as well as other rules and
                         -----------
regulations reasonably promulgated by the Landlord from time to time and the declaration of protective covenants for the Project, attached hereto as Exhibit
                                                                        -------
"D", as it may be amended from to time (herein, the "Protective Covenants"),
---
which Protective Covenants shall run with the Land and be binding on Tenant, its successors and assigns. Notwithstanding anything to the contrary contained in

Exhibit "C", Tenant shall be permitted to park operational vehicles, such as
-----------
trucks, trailers and other related equipment, in the seventy-six (76) truck parking spaces shown on Exhibit "A-1". The one hundred sixty-two (162)
                        -------------
automobile parking spaces shown on Exhibit "A-1" shall be subject to Rule 11 set
                                   -------------
forth on Exhibit "C".
         -----------

    34.  Dispute Resolution Procedure.
         ----------------------------

         (a) In the event that a dispute arises between Landlord and Tenant under the Lease, and the Lease specifically provides that the dispute resolution procedure outlined in this Section 34 (herein referred to as the "Dispute Resolution Procedure") shall be utilized, the parties shall proceed as follows:

               (i) The party electing to proceed under the procedures outlined herein (the "Electing Party") shall give written notice of such election to the other party (the "Other Party"), and shall designate in writing the Electing Party's selection of an individual with the qualifications outlined in the section of the Lease giving rise to this remedy (the "Official") who shall act on the Electing Party's behalf in determining the disputed fact.

               (ii) Within twenty (20) days after the Other Party's receipt of the Electing Party's selection of an Official, the Other Party, by written notice to the Electing Party, shall designate an Official who shall act on the Other Party's behalf in determining the disputed fact.

               (iii) Within twenty (20) days of the selection of the Other Party's Official, the two (2) Officials shall render a joint written determination of the disputed fact. If the two (2) Officials are unable to agree upon a joint written determination within such twenty (20) day period, each Official shall render his or her own written determination and the two Officials shall select a third Official within such twenty (20) day period. In the event the two Officials are unable to select a third Official within such twenty (20) day period, then either party may apply to a court of original jurisdiction in Dallas County, Texas for appointment by such court of such third Official.

               (iv) Within twenty (20) days after the appointment of the third Official, the third Official shall select one of the determinations of the two
(2) Officials originally selected, without modification or qualification.
                                   -------

               (v) If either Landlord or Tenant fails or refuses to select an Official, the Official selected shall alone determine the disputed fact. Landlord and Tenant agree that they shall be bound by the determination of disputed fact pursuant to this subsection. Landlord shall bear the fee and expenses of its Official, Tenant shall bear the fee and expenses of its Official, and Landlord and Tenant shall share equally the fee and expense of the third Official, if any.

    35.  Option to Extend Term.
         ---------------------

         (a) Landlord hereby grants to Tenant three (3) consecutive options to extend the Term for a period of five (5) years each time, each option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least one hundred eighty (180) days prior to (but not more than two hundred ten (210) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

         (b) If Tenant exercises its options to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant's notice of exercise, notify Tenant in writing of Landlord's reasonable determination of the Base Rent for the Demised Premises, which amount shall not be less than Base Rent for last year of the prior Term for the applicable five (5) year option period, taking into account all relevant factors for space of this type in the Valwood Improvement Authority District, Dallas County, Texas area. Tenant shall have thirty (30) days from its receipt of Landlord's notice to notify Landlord in writing that Tenant does not agree with Landlord's determination of the Base Rent and therefore that Tenant elects to retract its option to extend the Term, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant's option to extend the Term shall be void and of no further force and effect. If Tenant does not notify Landlord of such retraction within thirty (30) days of its receipt of Landlord's notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord's notice to Tenant.

         (c) Except for the Base Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease; provided, however, that any improvement allowances, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term.

    36.  Miscellaneous.
         -------------

         (a) The parties hereto hereby covenant and agree that any present or future law to the contrary notwithstanding, this Lease shall not terminate, except as herein specifically provided, and Landlord shall receive the Base Rent and Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement, reduction, set-off, counterclaim, defense or deduction and not diminished by (i) any imposition of any public authority of any nature whatsoever during the Term, notwithstanding any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition, or (ii) any expenses or charges required to be paid by Tenant to maintain, restore or replace the Demised Premises or to protect Landlord's ownership of the Demised Premises, other than payments under any Mortgage now existing or hereafter created by Landlord. The obligations of Tenant hereunder shall not be affected by reason of any damage to or destruction of the Demised Premises except as expressly otherwise provided to the contrary in this Lease. Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or void this Lease, solely as a result of any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord.

         (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. If such invalidity is essential to the rights of either or both parties, then the affected party shall have the right to terminate this Lease on written notice to the other.

         (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

         (d) Time is of the essence of this agreement.

         (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

         (f) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

         (g) This contract shall create the relationship of Landlord and Tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

         (h) Landlord and Tenant agree to execute, upon request of the other, a short form memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such short form memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease (other than a short form memorandum of Lease, as approved by Landlord), and should Tenant do so, Tenant shall be in default hereunder.

         (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

         (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

         (k) This Lease shall be interpreted under the laws of the State in which the Demised Premises is located.

         (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.


                              LANDLORD:

                              INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC.


                              By: /s/ Timothy J. Gunter
                                 -----------------------------------
                                  Name: Timothy J. Gunter
                                       -----------------------------
                                  Title: Secretary
                                        ---------------------------


                              Attest: /s/ Linda M. Ward
                                     -------------------------------
                                    Name: Linda M. Ward
                                         ---------------------------
                                    Title: Assistant Secretary
                                          --------------------------

                                                    (CORPORATE SEAL)


                              TENANT:

                              TCI CENTRAL, INC.


                              By: /s/ Jerome J. Kashinski
                                 -----------------------------------
                                  Name: Jerome J. Kashinski
                                       -----------------------------
                                  Title: Authorized Agent
                                        ----------------------------

                 FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT
                 ---------------------------------------------


     THIS AGREEMENT dated as of July 16, 1996 is by and between Industrial Developments International, Inc., a Delaware corporation ("Landlord") and TCI Central, Inc., a Delaware corporation ("Tenant").

                                  Witnesseth:
                                  ----------

     WHEREAS, Landlord and Tenant entered that certain Build to Suit Industrial Lease Agreement dated November 1, 1995 (the "Lease"), for the lease of a 40,000 square foot building to be built by Landlord on a tract of land of approximately
4.8640 acres within Valwood Park, Farmers Branch, Texas;

     WHEREAS, pursuant to Section 18 of the Lease, Tenant requested certain Change Orders resulting in over $50,000 in additional improvements to the Demises Premises;

     WHEREAS, a delay in completion of the Demised Premises resulted from the Change Orders and Tenant delay in approving the Plans and Specifications;

     WHEREAS, Tenant wishes to amortize $50,000 of Tenant's Change Order Cost (the maximum amount allowed to be amortized) over the Primary Term as Base Rent as allowed under Section 18 of the Lease, and the Base Rent shall be increased to reflect such amortized Change Order Cost repayment; and

     WHEREAS, Landlord and Tenant desire to otherwise amend the Lease pursuant to the terms hereof.

     IN CONSIDERATION of Ten and No/100 Dollars ($10.00), the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The "Annual Base Rent" as defined in Section 1(c) of the Lease is hereby deleted and the following is inserted in its place:

                (c)     Annual Base Rent:

                        Lease Years 1-5           $430,001.00 per year
                        Lease Years 6-10          $454,001.00 per year
                        Lease Years 11-15         $482,001.00 per year

     2. The "Monthly Base Rent Installments" as defined in Section 1(d) of the Lease is hereby deleted and the following is inserted in its place:

                (d)     Monthly Base Rent Installments:

                        Lease Years 1-5           $35,833.42 per month
                        Lease Years 6-10          $37,833.42 per month
                        Lease Years 11-15         $40,166.75 per month

     3. The Lease Commencement Date contained in Section 1(e) of the Lease is hereby changed to "July 19, 1996".

     4. The Base Rent Commencement Date contained in Section 1(f) of the Lease is hereby changed to "July 19, 1996".

     5. In Section 2 of the Lease, the phrase "of which approximately 10,000 square feet shall be office space" shall be deleted with the following inserted in its place:

          "of which approximately 20,000 square feet shall be office space".

     6. Landlord and Tenant acknowledge that as of the date hereof, the cumulative Change Order Cost, the amount owed by Tenant to Landlord for Change Orders totals $70,651.00. Pursuant to Section 18 of the Lease, Tenant shall pay Landlord $50,000.00 of the Change Order Cost to be amortized over the Primary Term in equal payments on a monthly basis as Base Rent. The increase in the Base Rent as amended in Sections 1 and 2 above accounts for such amortized Change Order Cost. Simultaneous with the execution of this Agreement, Tenant shall pay Landlord $20,651.00 as the amount owed for the Change Order Cost exceeding the $50,000.000 amount to be amortized. Tenant shall have no further right to amortize any additional Change Order Cost under the Lease. In the event there are additional Change Orders after the date hereof, Tenant shall pay Landlord the entire amount of the Change Order Cost associated with such Change Orders within ten (10) days following receipt of Landlord's Notice.

     7. Landlord and Tenant agree that the form attached hereto as Exhibit E shall be attached to and become a part of the Lease, and that the following is added at the end of and becomes a part of Section 26 of the Lease:

          "Landlord and Tenant agree that the form estoppel certificate contained on Exhibit E, attached hereto and made a part hereof, is acceptable to satisfy the requirements of this Section 26."

     8. There has been no change in, amendment to, recession of, or termination of Action By Written Consent dated as of January 27, 1995 signed by Scott E. Hiigel, Executive Vice President and Chief Operating Officer of TCI Central, Inc. in which Jerome J. Kashinski is authorized to execute this Agreement on behalf of Tenant.

     9. Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged. As amended hereby, the Lease is hereby ratified and confirmed by all parties hereto. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control. Capitalized words not defined herein shall have the meaning assigned by the Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed as of the date first written above.

                                         LANDLORD:

                                         INDUSTRIAL DEVELOPMENTS
                                         INTERNATIONAL, INC., a Delaware
                                         corporation

                                         By: /s/ Timothy J. Gunter
                                            ----------------------------------
                                            Name: Timothy J. Gunter
                                                 -----------------------------
                                            Title: Secretary
                                                  ----------------------------


                                         Attest: /s/ Lisa M. Ward
                                                ------------------------------
                                                Name: Lisa M. Ward
                                                     -------------------------
                                                Title: Assistant Secretary
                                                      ------------------------

                                                            [CORPORATE SEAL]


                      [Signatures Continued On Next Page]

                       [Continuation of Signature Page to
                 First Amendment To Industrial Lease Agreement between Industrial Developments International, Inc. and TCI Central, Inc.]



                                        TENANT:

                                        TCI CENTRAL, INC., a Delaware
                                        corporation


                                        By: /s/ Jerome J. Kashinski
                                           --------------------------------
                                           Jerome J. Kashinski
                                           Authorized Agent


                                                          [CORPORATE SEAL]

                              SECOND AMENDMENT TO
                              --------------------
                    BUILD TO SUIT INDUSTRIAL LEASE AGREEMENT
                    ----------------------------------------


     THIS SECOND AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (this "Agreement") dated as of August 29, 1996 is by and between Industrial Developments International, Inc., a Delaware corporation ("Landlord") and TCI Central, Inc., a Delaware corporation ("Tenant").

                                  Witnesseth:
                                  ----------

     WHEREAS, Landlord and Tenant entered that Build to Suit Industrial Lease Agreement dated November 1, 1995 as amended by that First Amendment to Industrial Lease Agreement dated as of July 16, 1996 (as amended, the "Lease") for the lease of a 40,000 square foot building to be built by Landlord on a tract of land of approximately 4.8640 acres within Valwood Park, Farmers Branch, Texas; and

     WHEREAS, Landlord and Tenant desire to further amend the Lease to clarify the legal description of the property leased thereunder.

     IN CONSIDERATION of Ten and No/100 Dollars ($10.00), the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   The Exhibit "A" attached to the Lease is hereby deleted in its
              -----------
entirety and the Exhibit "A" attached hereto is inserted in its place.
                 -----------

     2. Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged. As amended hereby, the Lease is hereby ratified and confirmed by all parties hereto. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control. Capitalized words not defined herein shall have the meaning assigned by the Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed as of the date first written above.

                                      LANDLORD:

                                      INDUSTRIAL DEVELOPMENTS
                                      INTERNATIONAL, INC., a Delaware
                                      corporation


                                      By:   /s/ Timothy J. Gunter
                                         ----------------------------------
                                         Name:  Timothy J. Gunter
                                              -----------------------------
                                         Title: Secretary
                                               ----------------------------

                                      Attest:   /s/ Lisa M. Ward
                                             ------------------------------
                                             Name:  Lisa M. Ward
                                                  -------------------------
                                             Title: Assistant Secretary
                                                   ------------------------

                                                         [CORPORATE SEAL]


                                      TENANT:

                                      TCI CENTRAL, INC., a Delaware corporation


                                      By: /s/ Richard E. Franklin
                                         ----------------------------------
                                         Richard E. Franklin,
                                         President

                                                         [CORPORATE SEAL]